EXHIBIT 23.1




          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




Board of Directors
Jump'n Jax, Inc.
Salt Lake City, Utah

We hereby consent to the use in this Registration Statement of Jump'n Jax, Inc. on Form SB-2 of our report dated February 11, 2004 of Jump'n Jax, Inc. for the years ended December 31, 2003 and 2002, which are a of this Registration
Statement, and to all references to our firm included in this Registration Statement.


/s/ HJ & Associates, L.L.C.
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HJ & Associates, L.L.C.

Salt Lake City, Utah
September 7, 2004